UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2019

Chicken Soup for the Soul Entertainment, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

General

On March 27, 2019, Chicken Soup for the Soul Entertainment, Inc. (“Company”), a Delaware corporation, entered into a contribution agreement (“Agreement”) by and among the Company, Crackle Plus, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“JV Entity” or “Crackle Plus”), CPE Holdings, Inc., (“CPEH”) a Delaware corporation and affiliate of Sony Pictures Television Inc. (“Sony”), and Crackle, Inc., a Delaware corporation and wholly owned subsidiary of CPEH (“Crackle”). The transactions contemplated by the Agreement are expected to close no later than May 15, 2019.

Pursuant to the Agreement, and subject to the satisfaction of the conditions to closing set forth in the Agreement, the parties agreed to establish a new streaming video joint venture to be branded “Crackle Plus.” At closing of the transactions prescribed by the Agreement (the “Closing”):

•	CPEH will cause Crackle and CPEH’s other affiliates to contribute certain assets of the Crackle branded advertising-based video on demand (“AVOD”) streaming business to the JV Entity; and

•	The Company will contribute, and cause its subsidiaries to contribute, certain assets of their AVOD and subscription video-on-demand (“SVOD”) businesses to the JV Entity.

Crackle’s contributions to the JV Entity will include the Crackle brand, Crackle’s monthly active users and its advertising representation business. Ownership of Crackle’s original content library will be retained by Sony but will be made available for licensing to the JV Entity. The JV Entity also will enter into a license agreement with Sony for rights to distribute popular TV series and movies from the Sony Pictures Entertainment library on the Crackle Plus AVOD services. In addition, New Media Services, a wholly-owned subsidiary of Sony Electronics Inc. (“NMS”), will provide the technology back-end services for the JV Entity pursuant to an agreement to be separately negotiated.

The Company’s contribution to the JV Entity will include six owned and operated AVOD networks (Popcornflix, Truli, Popcornflix Kids, Popcornflix Comedy, Frightpix, and Españolflix), the Company’s SVOD Pivotshare platform and a sublicense to use the Chicken Soup for the Soul brand.

Upon consummation of the transactions prescribed by the Agreement, assuming full contribution by the parties of the prescribed assets upon the terms therein, the Company expects Crackle Plus to have:

•	a combined audience of nearly ten million (10,000,000) monthly active users on its owned and operated networks, as well as millions of additional users from its advertising representation business, positioning Crackle Plus as one of the largest AVOD platforms in the U.S.;
•	more than 38,500 hours of programming;
•	more than 90 content partnerships;
•	more than 1.3 billion minutes of content streamed per month; and
•	an offering of more than 100 networks, both AVOD and SVOD, including networks owned by Crackle Plus and third-party networks distributed via Pivotshare.

Contribution Agreement

General

Under the terms of the Agreement, at Closing, (a) Crackle and its affiliates will contribute all of Crackle’s or such affiliates’ right, title and interest in and to the assets of the Crackle VOD business as identified in the Agreement (collectively, the “Crackle Contributed Assets”), including certain accounts receivable and (b) the Company and its affiliates will contribute all of the Company’s and such affiliates’ right title and interest in and to the assets of the Company’s VOD business identified in the Agreement (the “Company Contributed Assets”).

No liabilities of Crackle shall be assumed by the JV Entity except for (i) those liabilities arising in or specifically relating to periods, events or occurrences happening with respect to the Crackle Contributed Assets on or after the Closing; (ii) the accounts payable of Crackle selected by the Company in an amount equal to the accounts receivable of Crackle contributed to the JV Entity as part of the Crackle Contributed Assets; (iii) certain liabilities relating to employees of Crackle that will join the JV Entity following Closing; and (iv) certain other specifically identified liabilities. No liabilities of the Company shall be assumed by the JV Entity except for those arising in or specifically relating to periods, events or occurrences happening with respect to the Company Contributed Assets on or after the Closing.

Under the terms of the agreement to be completed between NMS and the JV Entity, NMS shall provide the JV Entity with network management services for a period of three years, at an annual fee in an amount of $5 million per year, subject to a 3% annual service fee increase year over year, payable quarterly by Crackle Plus.

Under the terms of the Agreement and related agreements, the Company will provide management services to the JV Entity, including the services of the officers of the Company, office space, back-office support, accounting and financial services support and technology resources and support for a quarterly fee equal to 5% of the JV Entity’s gross revenues, subject to adjustment after the first year.

Consideration

In consideration of Crackle and its affiliates contributing and transferring the Crackle Contributed Assets to the JV Entity, and for the other covenants and agreements contained in the Agreement, at Closing, the JV Entity shall issue to Crackle 37,000 units of preferred equity (the “Preferred Units”) and 1,000 units of common equity (the “Common Units”) of the JV Entity (collectively, the “Crackle JV Interest”).

In consideration of the contribution and transfer of the Company Contributed Assets to the JV Entity, and for the other covenants and agreements contained in the Agreement, at Closing, the JV Entity shall issue to the Company 99,000 Common Units (the “CSSE JV Interest”).

Additionally, at the Closing the Company shall issue to CPEH warrants to purchase (a) Eight Hundred Thousand (800,000) shares of the Class A common stock of the Company at an exercise price of $8.13 per share (the “CSSE Class I Warrants”), which represents 105% of the 30-day VWAP of the Class A common stock on March 27, 2019 (“30-day VWAP”), the date the Contribution Agreement was executed; (b) warrants to purchase One Million Two Hundred Thousand (1,200,000) shares of the Class A common stock of the Company at an exercise price of $9.67 per share, which represents 125% of the 30-day VWAP (the “CSSE Class II Warrants”); (c) warrants to purchase Three Hundred Eighty Thousand (380,000) shares of the Class A common stock of the Company at an exercise price of $11.61 per share, which represents 150% of the 30-day VWAP (the “CSSE Class III-A Warrants”); and (d) warrants to purchase One Million Six Hundred Twenty Thousand (1,620,000) shares of the Class A common stock of the Company at an exercise price of $11.61 per share, which represents 150% of the 30-day VWAP (the “CSSE Class III-B Warrants” and, collectively with the CSSE Class I Warrants, the CSSE Class II Warrants and the CSSE Class III-A Warrants, the “CSSE Warrants”). All of the CSSE Warrants have a five-year term commencing on the Closing and are exercisable during such term immediately, except for the CSSE Class III-B Warrants, which only will become exercisable upon approval by the vote of the holders of the outstanding common stock of the Company, as required by Nasdaq rules. Affiliates of the Company will deliver at Closing an irrevocable proxy to vote all of the shares of the Company’s common stock owned by them in favor of the required approval, which common stock will be sufficient to approve the proposal, and which approval will be sought within the time periods prescribed by the Agreement. CPEH shall have registration rights with respect to the shares of the Company’s Class A common stock underlying the CSSE Warrants.

Immediately following Closing, the Company will own 99% of the Common Units and Crackle will own 1% of the Common Units and Crackle will have a Preferred Liquidation Preference with respect to its Preferred Units. The “Preferred Liquidation Preference” will be equal to the sum of (i) $36,350,000 plus (ii) a preferred return thereon of 3% per annum, compounded annually. The Preferred Liquidation Preference will terminate upon exercise of the Conversion Option or the exercise or deemed exercise of the Put Option described below.

Employees of Crackle

At the time of Closing, the JV Entity will be offering employment to identified employees of Crackle on substantially the same terms as such employees are currently employed by Crackle and will be assuming certain benefit plan liabilities with respect to such employees.

Representations and Warranties

The Agreement contains representations and warranties of each of the Company and CPEH relating to, among other things, (a) proper organization and similar corporate matters, (b) subsidiaries, (c) capital structure of each constituent company, (d) authority relative to the Agreement, (e) no conflict; required filings and consents, (f) financial information and absence of undisclosed liabilities, (g) litigation, (h) employees, (i) taxes, (j) brokers and third party expenses, (k) interested party transactions, (l) approvals and (m) liens. The parties each have indemnification obligations and rights under the terms of the Agreement, including with respect to breaches of representations and warranties. The indemnification rights and obligations are subject to certain prescribed baskets and limits as set forth in the Agreement.

Conditions to Closing

The consummation of the transactions contemplated by the Agreement is subject to customary closing conditions, including receipt of required consent from certain third parties, including distributors of the Company and Crackle. The Agreement is not subject to approval by the Company’s stockholders.

Termination

The Agreement may be terminated by either party for uncured breaches by the other party, or if the transactions are not consummated on or prior to May 15, 2019.

Expense Reimbursement

The Agreement provides that, upon Crackle’s written request during the Exercise Period (defined below), Crackle and CPEH will be entitled to reimbursement of their reasonable, documented third-party expenses incurred in connection with the transactions contemplated by the Agreement, up to a maximum of $5,000,000 (the “Crackle Reimbursement”), payable (a) in cash by the JV Entity, (b) upon the reasonable determination of the JV Entity’s board of managers that the JV Entity does not have sufficient cash available to make such reimbursement payment, by the Company in shares of CSSE’s Series A 9.75% perpetual preferred stock (“CSSE Preferred Shares”), valued at a price per share of $25.00, or (c) upon Crackle’s election, in CSSE Preferred Shares valued at a per-share price of $25.00. Within three business days following a cash payment by the JV Entity of the Crackle Reimbursement, the JV Entity shall reimburse the Company for its reasonable, documented third-party expenses incurred in connection with the transactions contemplated by the Agreement, up to a maximum of the amount of the Crackle Reimbursement, payable in cash.

JV Entity Operating Agreement

At Closing, Crackle and the Company will enter into an amended and restated operating agreement of the JV Entity (the “JV Operating Agreement”). Terms of the JV Operating Agreement will include the provisions described below.

Management

The Company, as majority owner of the Common Units of the JV Entity, shall manage the day to day operations of the JV Entity through its officers that are also serving as officers of the JV Entity. The JV Entity shall maintain a board of managers, with two managers designated by the Company and, as long as Crackle holds at least 25% of the membership interest in the JV Entity it received at Closing, one manager to be designated by Crackle. Certain actions will require the approval of Crackle (“Supermajority Approval”), including, but not limited to (a) a change of the principal business of the JV Entity; (b) related party transactions; (c) public offerings prior to the third anniversary of the Closing; (d) issuances of membership interests except as specifically prescribed by the JV Operating Agreement; (e) incurrence of indebtedness except as specifically prescribed by the JV Operating Agreement; and (f) sales of assets or the JV Entity outside of the ordinary course of business.

Conversion Right

During the six-month period following the first anniversary of the Closing (the “Exercise Period”), Crackle shall have the right (“Conversion Right”) to convert all, but not less than all, of its Preferred Units into that number of Common Units equal to the number of Common Units that, when added to the Common Units already held by Crackle (and its permitted transferees), will provide Crackle (together with its applicable permitted transferees) with a percentage interest (based on all outstanding Common Units) of 49% on a fully diluted basis assuming the conversion, exercise or exchange of all securities or debt convertible into or exercisable or exchangeable for Common Units (as adjusted for transactions and equity issuances consummated prior to conversion that have been approved by the board of the JV Entity, including with Supermajority Approval). The Common Units so issued shall be the same class and type of equity, and have identical rights, privileges and preferences as the Common Units owned by the Company.

Put Option

In lieu of exercising its Conversion Right described above, during the Exercise Period, Crackle shall have the right (“Put Option”) to require the Company to purchase all, but not less than all, of the Crackle JV Interest (including any units of the JV Entity held by Crackle’s permitted transferees (the “Subject Units”). If this right is exercised by Crackle, the Company shall pay for the Subject Units through either the issuance of CSSE’s Preferred Shares or, at the Company’s election, an amount of cash based on the number of CSSE Preferred Shares that would have been issued in payment therefor, using a price per share of $25. The number of CSSE Preferred Shares comprising the consideration payable upon exercise of the Put Option shall be calculated in accordance with a formula set forth in the JV Operating Agreement, up to a maximum of 1,600,000 CSSE Preferred Shares. Crackle shall have registration rights with respect to any CSSE Preferred Shares it may be issued.

Subject to certain limitations, in the event that Crackle has not exercised the Put Option and has not exercised the Conversion Right (as described below) during the Exercise Period, Crackle shall be deemed to have automatically exercised the Put Option on the last day of the Exercise Period.

Initial Public Offering

At any time following the third anniversary of the Closing, Crackle has the right to require the JV Entity to undertake an initial public offering in certain circumstances, which initial public offering may include the resale of securities held by members of the JV Entity.

Impact of Transaction

In accordance with ASC 805, “Business Combinations”, the Company will account for the transaction by applying the acquisition method of accounting. The acquisition method of accounting requires, among other things, that the assets acquired and the liabilities assumed in a business combination be measured at their fair values as of the closing date of the transaction.

The results of operations of the Crackle VOD business will be included in the Company’s consolidated statements of operations as of the contribution date. The contribution of the Crackle VOD assets is expected to have a material, positive impact on the Company’s consolidated financial position, results of operations and cash flows.

The Company will be obligated to pay certain advisory fees to Ladenburg Thalmann & Co. (“Ladenburg”) at the closing of the combination.

Additional Information

The foregoing is only a summary of the material terms of the Contribution Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such summary is qualified in its entirety by reference to the Contribution Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, intentions and strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “target,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained herein are based on current expectations and beliefs concerning future developments and their potential effects on the Company and its subsidiaries. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve many risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 7.01	Regulation FD Disclosure.

Press Release

On March 28, 2019, the Company issued a press release announcing its entry into the Agreement. A copy of the press release has been previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on March 29, 2019.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)       Exhibits:

Exhibit	Description

2.1	Contribution Agreement, dated as of March 27, 2019, by and among Crackle, Inc., CPE Holdings, Inc., Chicken Soup for the Soul Entertainment, Inc., and Crackle Plus, LLC

* The schedules and exhibits to the Contribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Chicken Soup for the Soul Entertainment, Inc. agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2019	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer